[DELOITTE & TOUCHE LLP LOGO]

                                     WYLE LABORATORIES, INC.

                                     Financial Statements as of and for the
                                     Years Ended December 31, 1997 and 1996, and
                                     Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Wyle Laboratories, Inc.:

We have audited the accompanying balance sheets of Wyle Laboratories, Inc. (the "Company") as of December 31, 1997 and 1996, and the related statements of operations, redeemable preferred stock and common stockholders' equity, and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 27, 1998

WYLE LABORATORIES, INC.

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

ASSETS                                            1997                1996

CURRENT ASSETS:
 Cash and cash equivalents                   $   2,695,000       $    50,000
 Receivables, net (Notes 4 and 8)               18,177,000        18,122,000
 Income tax refund receivable                                        820,000
 Prepaid expenses and other current assets         404,000           347,000
 Net assets held for sale (Notes 1 and 3)                          4,435,000
                                             -------------       -----------

          Total current assets                  21,276,000        23,774,000

PROPERTY, PLANT AND EQUIPMENT, Net (Note 5)     10,766,000         8,554,000

DEFERRED TAX ASSETS (Note 9)                       828,000         1,317,000

INTANGIBLE AND OTHER ASSETS (Notes 1, 3 and 6)   1,703,000         2,718,000


                                             -------------       -----------

TOTAL                                        $  34,573,000       $36,363,000
                                             =============       ===========

See notes to financial statements.

--------------------------------------------------------------------------------

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY                                         1997           1996

CURRENT LIABILITIES:
 Accounts payable (Note 2)                                                      $  4,556,000    $  2,828,000
 Accrued liabilities (Note 7)                                                      7,101,000       5,414,000
 Deferred tax liability (Note 9)                                                     797,000       1,342,000
 Current portion of long-term debt (Note 8)                                        2,390,000       2,599,000
                                                                                ------------    ------------
     Total current liabilities                                                    14,844,000      12,183,000

LONG-TERM DEBT (Note 8)                                                            6,445,000       7,864,000

RETIREE BENEFITS (Note 10)                                                         3,170,000       4,156,000
                                                                                ------------    ------------
     Total liabilities                                                            24,459,000      24,203,000
                                                                                ------------    ------------

COMMITMENTS AND CONTINGENCIES (Notes 1, 10 and 11)

REDEEMABLE PREFERRED STOCK:
 Series A senior cumulative redeemable preferred stock, $0.01 par value; $6,406,000 aggregate liquidation value; 370,000 shares authorized; 63,139 and 89,275 shares issued and outstanding at
  December 31, 1997 and 1996, respectively (Note 12)                               4,595,000       9,004,000
                                                                                ------------    ------------
 Series B junior redeemable preferred stock, $0.01 par value; $1,557,000 aggregate liquidation value; 30,000 shares authorized; 15,725 shares
  issued and outstanding at December 31, 1997 and 1996 (Note 12)                     937,000         851,000
                                                                                ------------    ------------

COMMON STOCKHOLDERS' EQUITY:
 Common stock, $0.01 par value; 250,000 shares authorized; 125,776 and 121,025 shares issued and outstanding at December 31, 1997
  and 1996, respectively (Notes 12 and 14)                                             1,000           1,000
 Paid-in capital (Notes 12 and 14)                                                 2,505,000       2,304,000
 Retained earnings                                                                 2,076,000
                                                                                ------------    ------------
     Total common stockholders' equity                                             4,582,000       2,305,000
                                                                                ------------    ------------
TOTAL                                                                           $ 34,573,000    $ 36,363,000
                                                                                ============    ============

WYLE LABORATORIES, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------


                                                                           1997               1996
REVENUE                                                                 $71,119,000       $61,689,000

COST OF REVENUE                                                          57,671,000        49,699,000
                                                                        -----------       -----------

GROSS PROFIT                                                             13,448,000        11,990,000
                                                                        -----------       -----------

OTHER OPERATING EXPENSES:
 Selling, general and administrative expenses                             8,482,000         9,719,000
 Depreciation and amortization                                            1,410,000         1,594,000
                                                                        -----------       -----------

     Total other operating expenses                                       9,892,000        11,313,000
                                                                        -----------       -----------

OPERATING INCOME                                                          3,556,000           677,000

INTEREST EXPENSE, Including $139,000 and $103,000 of
 amortization of deferred debt issuance costs in 1997 and 1996,
 respectively (Note 8)                                                      917,000           895,000

OTHER (INCOME) EXPENSE, Net (Note 13)                                      (579,000)
                                                                        -----------       -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES                                                             3,218,000          (218,000)

INCOME TAX BENEFIT (Note 9)                                                (159,000)         (276,000)
                                                                        -----------       -----------

INCOME FROM CONTINUING OPERATIONS                                         3,377,000            58,000

DISCONTINUED OPERATIONS INCOME (LOSS) FROM
 OPERATIONS, Net of applicable taxes of $(352,000) and
 $127,000 in 1997 and 1996, respectively (Note 3)                          (558,000)          183,000

GAIN ON DISPOSAL, Net of applicable taxes of $1,089,000
 (Note 3)                                                                   884,000
                                                                        -----------       -----------

NET INCOME                                                              $ 3,703,000       $   241,000
                                                                        ===========       ===========


See notes to financial statements.

WYLE LABORATORIES, INC.

STATEMENTS OF REDEEMABLE PREFERRED STOCK AND
COMMON STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1997 AND 1996

--------------------------------------------------------------------------------------------------------------------------------

                                                         REDEEMABLE
                                                       PREFERRED STOCK
                                                ------------------------------
                                                   SERIES A                                         ADDITIONAL
                                                    SENIOR          SERIES B        COMMON          PAID-IN            RETAINED
                                                  CUMULATIVE         JUNIOR          STOCK          CAPITAL            EARNINGS

BALANCE, DECEMBER 31, 1995                       $  7,551,000       $  766,000      $   1,000      $ 3,193,000        $  408,000

  Net income                                                                                                             241,000

  Accretion of mandatorily redeemable preferred
       stock to redemption value (Note 12)            265,000           85,000                        (202,000)         (148,000)

  Accrued dividends on 12% Series A mandatorily
       redeemable preferred stock (Note 12)         1,188,000                                         (687,000)         (501,000)
                                                  -----------        ---------       --------      -----------       -----------
BALANCE, DECEMBER 31, 1996                          9,004,000          851,000          1,000        2,304,000

  Net income                                                                                                           3,703,000

  Dividends paid on Series A mandatorily
       redeemable preferred stock (Note 12)        (3,362,000)

  Redemption of Series A mandatorily redeemable
       preferred stock (Note 12)                   (2,588,000)

  Accretion of mandatorily redeemable preferred
       stock to redemption value (Note 12)            252,000           86,000                                          (338,000)

  Accrued dividends on 12% Series A mandatorily
       redeemable preferred stock (Note 12)         1,289,000                                                         (1,289,000)

  Issuance of common stock (Note 14)                                                                   201,000
                                                  -----------        ---------       --------      -----------       -----------
BALANCE, DECEMBER 31, 1997                        $ 4,595,000        $ 937,000       $  1,000      $ 2,505,000       $ 2,076,000
                                                  ===========        =========       ========      ===========       ===========

See notes to financial statements.

WYLE LABORATORIES, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1996

-------------------------------------------------------------------------------

                                                                           1997          1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $ 3,703,000    $  241,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Gain on sale of Enclosures                                          (1,973,000)
    Depreciation                                                         1,289,000     1,574,000
    Provision for doubtful accounts                                        (12,000)     (225,000)
    Loss on disposal of equipment                                            5,000
    Amortization of deferred debt issuance costs                           148,000       135,000
    Amortization of goodwill                                               122,000       152,000
    Amortization of other assets                                             8,000         8,000
    Deferred income taxes                                                  (56,000)    1,501,000
    Changes in other operating assets and liabilities:
      Receivables                                                          (43,000)   (2,119,000)
      Inventories                                                                        787,000
      Income taxes refund receivable                                       820,000      (820,000)
      Prepaid expenses and other current assets                            (57,000)      (73,000)
      Net assets of Enclosures                                                          (536,000)
      Accounts payable                                                   1,728,000    (2,038,000)
      Accrued liabilities                                                1,687,000     2,354,000
      Retiree benefits                                                    (986,000)      390,000
                                                                       -----------   -----------

        Net cash provided by operating activities                        6,383,000     1,331,000
                                                                       -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of Enclosures, net                                  7,158,000
  Purchases of property, plant and equipment                            (3,506,000)   (1,390,000)
  Proceeds from sale of fixed assets                                                     206,000
  Cash paid to acquire other assets                                        (13,000)     (106,000)
                                                                       -----------   -----------

        Net cash provided by (used in) investing activities              3,639,000    (1,290,000)
                                                                       -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends on Series A preferred stock                                 (3,362,000)
  Redemption on Series A preferred stock                                (2,588,000)
  Proceeds from issuance of common stock                                   201,000
  Principal payments on long-term debt                                  (3,068,000)   (2,358,000)
  Proceeds from long-term debt borrowings                                1,440,000     5,121,000
  Deferred debt issuance costs                                                           (38,000)
  Net payments against revolving credit facility                                      (2,776,000)
                                                                       -----------   -----------

        Net cash used in financing activities                           (7,377,000)      (51,000)
                                                                       -----------   -----------

See notes to financial statements.                                   (Continued)

WYLE LABORATORIES, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

                                                                           1997         1996


NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                     $2,645,000     $    (10,000)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                              50,000           60,000
                                                                      ----------     ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                $2,695,000     $     50,000
                                                                      ==========     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION - Cash paid (received) during the year for:
  Income taxes                                                        $  (69,000)    $   (161,000)
  Interest                                                            $  802,000     $    849,000

See notes to financial statements.                                  (Concluded)

WYLE LABORATORIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------


1.   ORGANIZATION/ACQUISITION

     WESS Investment Corp., a Delaware Corporation, was incorporated in September 1994 and subsequently changed its name to Wyle Laboratories, Inc. (the "Company"). On December 23, 1994, the Company acquired substantially all of the assets and certain liabilities of the Scientific Services and Systems Group, Burton Electrical Engineering ("Burton"), and Electronic Enclosures ("Enclosures") operations of Wyle Electronics Corp. (the "Seller").

     The initial purchase price of $30,000,000 was financed through capital contributions from the acquiring stockholders of $10,100,000 (net of equity issuance costs of $400,000) and $21,015,000 of borrowings under a revolving credit facility and term loan (see Note 8). The purchase price was allocated among the net assets acquired, based on the fair market values determined primarily by an independent appraisal.

     Pursuant to the Purchase and Sale Agreement (the "Agreement"), there are various provisions that could result in subsequent adjustments to the purchase price. These include:

     1) The Company is required to pay the Seller a prescribed amount if minimum earnings levels are achieved in the future (the "Earnout Payment"). Specifically, if the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") exceed $8,410,000 in 1998 and $8,710,000 in 1999 (the "Breakpoint" as defined in the Agreement), then the Company will pay the lesser of the excess of actual EBITDA over the Breakpoint or the Maximum Earnout Payment ($1,500,000 in 1998 and $1,600,000 in 1999). Any amounts paid will be treated as additional purchase price.

     2) The Seller has indemnified the Company against all potential liabilities related to violations of environmental laws for all acts or omissions prior to December 23, 1994.

     In 1996, the Company sold substantially all the assets and certain liabilities of Burton to an unrelated third party. The results of Burton's operations in 1996 and 1995 were not material in relation to those of the Company.

     In 1997, the Company sold substantially all the assets and certain liabilities of Enclosures (see Note 3).

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     FINANCIAL STATEMENTS - The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Estimates have been prepared on the basis of the most current and best available information, and actual results could differ from those estimates.

NATURE OF OPERATIONS - The Company provides complete engineering, research and development, testing, and mission support services in aerospace, defense, energy and advanced technologies. The Company also produces high technology electronic components and systems, electronic enclosures and power transmission cable products.

RECLASSIFICATION - Certain amounts included in the 1996 balance sheet have been reclassified to conform to the 1997 presentation.

REVENUE RECOGNITION - The Company provides services under fixed price, cost-based, time and materials, and level of effort contracts. For fixed price contracts, revenue is recorded on the basis of the estimated percentage of completion of services rendered. Losses, if any, on fixed price contracts are recognized during the period in which the loss is determined. For cost-based contracts, revenue is recorded by applying an estimated factor to costs as incurred, such factor being determined by the contract provisions and prior experience. For time and materials and level of effort types of contracts, revenue is recorded as the costs are incurred, income being the difference between such costs and the agreed-upon billing amounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts reported in the balance sheets for cash and cash equivalents, receivables and accounts payable approximate fair value because of the short maturity of these instruments. The carrying values of amounts borrowed under the Company's revolving credit facility and term notes approximate fair value due to the variable rate nature of these instruments. The carrying value of the fixed asset loan approximates fair value based on rates currently available to the Company for debt with similar terms and maturities. In the opinion of management, the carrying value of redeemable preferred stock approximates fair values.

CASH EQUIVALENTS - For purposes of reporting cash and cash equivalents, the Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

RECEIVABLES - Included are amounts billed and currently due from customers under all types of contracts; amounts currently due but unbilled (primarily related to contracts accounted for under the cost-to-cost type of percentage-of-completion method of accounting), certain estimated contract changes, and amounts retained pending contract completion.

PROPERTY, PLANT AND EQUIPMENT - Additions to property, plant and equipment are stated at cost. Depreciation is computed under the straight-line and double declining balance methods of depreciation over the estimated useful lives of the assets, generally 5 to 15 years.

DEFERRED DEBT ISSUANCE COSTS - Debt origination costs are being amortized, on a straight-line basis, over the term of the related debt.

GOODWILL AND OTHER INTANGIBLES - The excess of cost over fair value of net assets acquired and other intangibles are amortized on the straight-line method over 15 years. The future profitability and cash flow of the operations to which they relate are evaluated annually. These factors, along with management's plans with respect to the operations, are considered in assessing the recoverability of goodwill and other purchased intangibles.

     INCOME TAXES - Income taxes are provided for based on the liability method of accounting. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to income recognition on long-term contracts, depreciation, retiree benefits and certain accruals.

3.   DISCONTINUED OPERATIONS

     On May 29, 1997, the Company sold substantially all the assets of Enclosures to an unrelated third party for cash proceeds of $7,158,000 (net of transaction expenses). The Company recorded a gain on the disposal of $884,000, net of $1,089,000 in income taxes. The gain was net of a write-off of $750,000 of non-deductible goodwill (net of $150,000 in accumulated amortization). This unit is accounted for as a discontinued operation, and accordingly, its operations are segregated in the accompanying statements of operations. Revenues, operating costs, other income and expenses and income taxes for 1997 and 1996 have been reclassified to amounts associated with discontinued operations.

     Summary operating results form discontinued operations are as follows:

                                                             1997             1996
     Revenues                                            $ 5,600,000      $16,829,000
     Gross profit                                          1,211,000        4,970,000
     Earnings (loss) before taxes                           (910,000)         310,000
     Income tax (expense) benefit                            352,000         (127,000)
     Net earnings (loss) from discontinued operations       (558,000)         183,000

     The net assets of Enclosures included in the 1996 consolidated balance sheet are summarized as follows:

     Accounts receivable, net                                             $ 1,803,000
     Inventory                                                              1,332,000
     Property, plant and equipment, net                                     1,743,000
     Other assets                                                             227,000
     Current liabilities                                                     (670,000)
                                                                          -----------
     Net assets                                                           $ 4,435,000
                                                                          ===========

4.   RECEIVABLES

     Following are the details of receivables at December 31, 1997 and 1996:

                                                             1997             1996

     Receivables related to long-term contracts:
      Amounts billed                                     $11,942,000      $12,252,000
      Unbilled recoverable costs and accrued profit on
       progress completed and retentions                   5,902,000        5,545,000
      Provision for uncollectible accounts                  (181,000)        (193,000)
                                                         -----------      -----------

                                                          17,663,000       17,604,000
     Other receivables                                       514,000          518,000
                                                         -----------      -----------

     Net receivables                                     $18,177,000      $18,122,000
                                                         ===========      ===========

     Of the retentions balance and amounts not billed at December 31, 1997, substantially all amounts are expected to be collected in 1998.

5.   PROPERTY, PLANT AND EQUIPMENT

     Investments in property, plant and equipment at December 31, 1997 and 1996 comprised the following:

                                                             1997             1996

     Land                                                $ 2,265,000      $ 2,265,000
     Buildings and improvements                            3,549,000        3,408,000
     Machinery and equipment                               6,970,000        5,313,000
     Construction in progress                              2,016,000          317,000
                                                         -----------      -----------

                                                          14,800,000       11,303,000
     Accumulated depreciation                             (4,034,000)      (2,749,000)
                                                         -----------      -----------

     Property, plant and equipment                       $10,766,000      $ 8,554,000
                                                         ===========      ===========

6.   INTANGIBLE AND OTHER ASSETS

     Following are the details of intangible and other assets at December 31, 1997 and 1996:

                                                             1997             1996

     Goodwill                                            $ 1,373,000      $ 2,273,000
     Deferred debt origination costs                         931,000          931,000
     Deposits and other                                      106,000           93,000
                                                         -----------      -----------

                                                           2,410,000        3,297,000
     Accumulated amortization                               (707,000)        (579,000)
                                                         -----------      -----------

     Net intangible and other assets                     $ 1,703,000      $ 2,718,000
                                                         ===========      ===========

7.   ACCRUED LIABILITIES

     Following are details of accrued liabilities at December 31, 1997 and 1996:

                                                                 1997          1996

Accrued payroll and related costs                           $ 2,754,000    $ 2,140,000
Accrued insurance                                               719,000        758,000
Advances from customers                                       2,678,000      1,119,000
Other accrued liabilities                                       950,000      1,397,000
                                                            -----------    -----------

                                                            $ 7,101,000    $ 5,414,000
                                                            ===========    ===========



8.   DEBT

     The Company has a revolving credit facility of $ 15,000,000, which provides for borrowings and letters of credit, on which no balance was outstanding at December 31, 1997 and 1996. Interest rates under the revolving credit facility are LIBOR plus 2.0% or the bank's prime rate plus 0.25%. At December 31, 1997, the interest rate was 8.75%.
     Borrowings under the revolving credit facility renew annually. Under the revolving credit facility, accounts receivable and unbilled receivables are pledged as collateral, and borrowings are limited to an amount equal to the sum of 85% of the unpaid face amount of eligible accounts receivable and 50% of the eligible unbilled receivables.

     Long-term debt consisted of the following at December 31, 1997 and 1996:


                                                                 1997          1996
Bank term notes, payable in quarterly installments
     through 2002                                           $ 6,597,000    $ 8,445,000
Fixed asset loan, payable in monthly installments
     through 2001                                             2,238,000      1,618,000
Acquisition note (7.50%), payable in annual installments
     through 1997                                                              400,000
                                                            -----------    -----------
                                                              8,835,000     10,463,000
Less current portion                                          2,390,000      2,599,000
                                                            -----------    -----------

Total long-term debt                                        $ 6,445,000    $ 7,864,000
                                                            ===========    ===========

     Borrowings under the bank term notes are to be repaid over six years and require mandatory prepayments at year-end if certain cash flows are achieved. Interest rates under the term loans are LIBOR plus 2.25% or the bank's rate plus 0.5% per annum (8.22% and 9.75% at December 31, 1997 and 1996, respectively). The bank term notes are secured by certain fixed assets of the Company.

     The revolving credit facility and bank term note agreement contain certain restrictive covenants that limit the Company's ability to make acquisitions, redeem preferred stock, and pay dividends without prior approval (limited to $ 200,000 in any fiscal year). Furthermore, noncompliance with such covenants could result in acceleration of amounts due under the agreements. At December 31, 1997, the Company was in compliance with all financial covenants.

     The Company has a $4 million facility with a bank, under which the bank provides financing to be utilized in the purchase of certain fixed assets. The loan, which bears interest at 8%, is payable in monthly principal and interest payments over five years and is secured by the fixed assets purchased with the proceeds of the facility. Remaining unused capacity on the facility was approximately $688,000 at December 31, 1997.

     Maturities on long-term debt are as follows: 1998, $2,390,000; 1999, $2,445,000; 2000, $2,505,000; 2001, $1,245,000; 2002, $250,000.

9.   INCOME TAXES

     The provision (benefit) for income taxes, classified as between current and deferred, consisted of the following for the years ended
     December 31, 1997 and 1996:

                                                    1997              1996

      Current portion:
           Federal                             $    (66,000)      $ (1,549,000)
           State                                    (37,000)          (228,000)
                                               ------------       ------------
                                                   (103,000)        (1,777,000)
                                               ------------       ------------

      Deferred portion:
           Federal                                  (11,000)         1,326,000
           State                                    (45,000)           175,000
                                               ------------       ------------

                                                    (56,000)         1,501,000
                                               ------------       ------------

      Total income tax benefit                 $   (159,000)      $   (276,000)
                                               ============       ============

     The provision (benefit) for income taxes differs from the amount computed by multiplying the statutory federal income tax rate times income before income taxes due to the following:

                                                    1997              1996

     Income tax expense at statutory rate      $  1,105,000       $    (74,000)
     State income tax, less effect of
      federal deduction                             181,000            (13,000)
     Goodwill amortization                           49,000             52,000
     Research and development and other
      tax credits                                (1,302,000)          (399,000)
     Other permanent differences                   (165,000)
     Other                                          (27,000)           158,000
                                               ------------       ------------

     Total income tax benefit                  $   (159,000)      $   (276,000)
                                               ============       ============

     Deferred tax assets (liabilities) comprised the following as of December 31, 1997 and 1996:

                                                         1997              1996
     Deferred contract revenue                       $ (2,516,000)    $ (2,291,000)
     Net operating loss carryforwards                                      480,000
     Other tax credit carryforwards                     1,629,000          399,000
     State taxes                                          (74,000)         (31,000)
     Employee benefits                                    289,000          241,000
     Other                                               (125,000)        (140,000)
                                                     ------------     ------------

     Current                                             (797,000)      (1,342,000)
                                                     ------------     ------------

     Fixed asset basis                                    (89,000)         (83,000)
     Retiree benefits                                   1,342,000        1,668,000
     Depreciation and amortization                       (273,000)        (119,000)
     Other                                               (152,000)        (149,000)
                                                     ------------     ------------

     Noncurrent                                           828,000        1,317,000
                                                     ------------     ------------

                                                     $     31,000     $    (25,000)
                                                     ============     ============

     Deferred taxes are classified in the balance sheet as current or noncurrent, based on the classification of the related asset or liability, or, in the absence of a related asset or liability, on their expected reversal date. No valuation allowance is considered necessary for the deferred tax assets.

     The Company's federal tax credit carryforwards of $1,321,000 expire beginning in 2010. The state tax credit carryforward of $308,000 has no expiration date.

10.  RETIREMENT PLANS

     The Company has a defined benefit pension plan for substantially all its employees. The plan provides for payment of retirement benefits, primarily commencing after age 65. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the plans are generally determined on the bases of the retiree's age, average salary and length of service with a Social Security benefit offset. The plan also recognizes past service credit for employees who were previously employed by the Seller.

     A summary of the components of net periodic pension cost for the Company's defined benefit pension plan for the years ended December 31, 1997 and 1996 is as follows:

                                                           1997           1996
     Service cost - benefits earned during the year    $ 870,000       $ 820,000
     Interest cost on projected benefit obligation       256,000         172,000
     Actual return on plan assets                       (100,000)        (23,000)
     Net amortization and deferral                      (227,000)       (213,000)
                                                       ---------       ---------

     Net periodic pension cost                         $ 799,000       $ 756,000
                                                       =========       =========

     A reconciliation of the funded status of the Company's defined benefit pension plan as of December 31, 1997 and 1996 is as follows:


                                                                 1997          1996

Vested benefit obligation                                   $(4,161,000)   $(1,695,000)
                                                            ===========    ===========

Accumulated benefit obligation                              $(4,372,000)   $(1,881,000)
                                                            ===========    ===========

Projected benefit obligation                                $(5,081,000)   $(3,270,000)
Fair value of plan assets                                     2,375,000        863,000
Prior service cost                                                          (2,417,000)
Unrecognized (gain) loss                                        727,000        874,000
Additional minimum liability                                    (19,000)
                                                            -----------    -----------

Accrued pension obligation                                  $(1,998,000)   $(3,950,000)
                                                            ===========    ===========


     In 1997 the Company amended its defined benefit plan. Under the amended plan, participants' years of service were frozen as of December 31, 1997, and salary increases were frozen subsequent to 1999. As a result of these amendments the Company recorded a curtailment gain of $1,164,000.

     The primary actuarial assumptions used include:

                                                                 1997          1996

Expected long-term rate of return                                8.0%          8.0%
Weighted-average discount rate                                   7.0%          7.5%
Rate of increase on future compensation levels                   4.0%          4.0%

     Plan assets consist primarily of investments in bond and mortgage mutual funds.

     In addition to the defined benefit plan described above, the Company also sponsors a 401(k) defined contribution plan for substantially all of its employees. The Company matches 25% of the employee's contribution up to a $300 annual maximum. During 1997 and 1996, the Company contributed $162,000 and $134,000, respectively. Effective January 1, 1998, the plan was amended to increase the Company's match to 50% of the employee's contribution (up to 6% of the employee's compensation) plus a discretionary profit sharing contribution up to 2% of employee compensation.

     Concurrent with the amendment to its defined benefit plan, the Company formally adopted a plan to offer postretirement benefits to eligible employees and their families. Eligibility was based on years of service and was frozen at the time the plan was implemented. The plan, which is unfunded, requires the Company to pay a percentage of the retiree's medical cost with a Medicare offset. The percentage paid by the Company (frozen effective December 31, 1997) varies depending on the individual's years of service with the Company. The Company recorded a pre-tax charge of $966,000 in connection with the adoption of the retiree medical plan.

     A reconciliation of the funded status of the Company's retiree medical plan as of December 31, 1997 is as follows:

       Accumulated postretirement benefit obligation:              $   78,000
        Retirees and spouses                                          550,000
        Fully eligible active participants                            544,000
        Other active participants                                  ----------

       Unfunded accumulated postretirement benefit obligation      $1,172,000
                                                                   ==========

     The weighted average discount rate used in the calculation of the accumulated postretirement benefit obligation was 7.0%. Health care costs are assumed to increase at a rate of 9.0% in 1998 and continue to increase at rates declining to 5.5% in 2002. A 1% increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation by $144,000.

11.  COMMITMENTS AND CONTINGENCIES

     COMMITMENTS - The Company has operating leases for the use of certain property and equipment. Substantially all operating leases are noncancelable or cancelable only by the payment of penalties. All lease payments are based on the lapse of time but include, in some cases, payments for insurance, maintenance and property taxes. There are no purchase options on operating leases at favorable terms, but most leases have one or more renewal options. Certain leases on real property are subject to annual escalations for increases in utilities and property taxes. Lease rental expense amounted to $731,000 and $866,000 during 1997 and 1996, respectively.

     As of December 31, 1997, minimum fixed rental commitments under noncancelable operating leases were:

                                                            OPERATING
                                                              LEASES

     1998                                                   $ 452,000
     1999                                                     266,000
     2000                                                     114,000
                                                            ---------

     Total                                                  $ 832,000
                                                            =========

     CONTINGENCIES - The Company has other contingent liabilities arising in the ordinary course of its government contracting business. In the opinion of management, the ultimate disposition of such matters will not materially affect the Company's financial statements.

     In addition to the previously discussed credit facilities, the Company has seven open letters of credit totaling $ 3,009,000 at December 31, 1997. As of December 31, 1997, the Company had no borrowings outstanding under these letters of credit.

12.  REDEEMABLE PREFERRED STOCK

     In connection with the capitalization of the Company, 120,725 shares of common stock, 89,275 shares of Series A senior cumulative redeemable preferred stock, and 15,725 shares of Series B junior redeemable preferred stock were issued for an aggregate $10,500,000. Such shares were offered and issued to the investors on a bundled basis. Bundle A consisted of one share of common and one share of Series A senior cumulative preferred for a subscription price of $100, while Bundle B consisted of two common shares and one Series B junior redeemable preferred for a subscription price of $100. Accordingly, each class of stock was not separately priced. The aggregate equity proceeds have been allocated among the three classes of stock based on their relative estimated fair values at the date of issuance. The per share amounts assigned to each class of stock were: common, $27.50; Series A senior cumulative preferred, $72.50; and Series B junior redeemable preferred, $45.00.

     Each share of Series A senior cumulative redeemable preferred stock is entitled to receive dividends, when declared, at the annual rate of 12% of the liquidation value ($101.46 and $124.19 per share at December 31, 1997 and 1996, respectively). Dividends are cumulative and accrue from the initial issue date. No dividends will be declared or paid on the Series B junior redeemable preferred stock.

     The Company may (at its option) redeem, in whole or in part, Series A senior cumulative redeemable preferred stock at the liquidation value. In October 1997, the Company declared and paid accumulated dividends of $3,362,000 on the Series A senior cumulative redeemable preferred stock and redeemed 26,136 shares for $2,588,000. In March 1998, the Company paid all accrued dividends and redeemed all of the remaining outstanding shares of the Series A preferred stock.

     The Company may (at its option) redeem, in whole or in part, Series B junior redeemable preferred stock at the liquidation value of $99 per share. The Company must redeem 1/3 of the remaining shares outstanding in December 2003, 2004 and 2005.

     The difference between the per share amounts assigned to the Series A senior cumulative preferred ($72.50) and Series B junior redeemable preferred ($45.00), based upon their relative fair values at the date of issuance, and the original liquidation value ($99) is being accreted over the mandatory redemption period on a straight-line basis, which approximates the interest method.

13.  OTHER INCOME (EXPENSE)

     Other income (expense) comprises the following:

      Proceeds from insurance recovery                             $   381,000
      Defined benefit plan curtailment gain (Note 10)                1,164,000
      Adoption of retiree medical plan (Note 10)                      (966,000)
                                                                   -----------

                                                                   $   579,000
                                                                   ===========

14.  RELATED PARTY TRANSACTION

     In 1997, the Company entered into an employment contract with a senior executive in connection with his initial employment with the Company. Under the terms of the contract, the executive purchased 4,651 shares of the Company's common stock at a stipulated price of $43 per share. The executive was also granted options to purchase an additional 7,731 shares of the Company's common stock at a stipulated price of $86 per share. Said options vested ratably over a three-year period. Should the executive terminate his employment prior to three years from his date of hire, the Company has the right to repurchase his shares at their original cost. No compensation expense has been recorded relating to the stock purchase or the stock options because management believes that the stipulated prices equal or exceed the fair market value of the stock as of the grant dates.

15.  SUBSEQUENT EVENT

     On March 16, 1998, the Company acquired the Krug Life Sciences, Inc. and Technology/Scientific Services, Inc. subsidiaries of Krug International for a cash payment of $3,052,000, 3,800,000 shares of a newly created Series A-1 ("New Series A") voting preferred stock, and 9,460 shares of the Company's existing Series B preferred stock as well as assumed debt of $3,280,000. The acquired entities primarily provide on-site support services to federal government agencies.

     Each share of the New Series A is entitled to receive dividends, when declared, at a rate of 12% of the liquidation value of $1.7106 per share. Dividends are cumulative and accrue from the date of issuance. Shares of the New Series A are convertible into an equivalent number of shares of common stock upon a qualifying initial public offering or, after a nine-month period after the date of issuance, at the discretion of the holder. In the event the shares are not converted prior to the first anniversary of the date of issuance, the total cash dividends payable to the New Series A increase semiannually by 5%.

     In connection with the transaction, the Company entered into a revised credit agreement with its existing lender. Under the terms of the new agreement, the Company's existing term loans were replaced with a new $13 million term loan. The terms and condition of the new agreement were substantially the same as the previous agreement.


                                     ******